Exhibit 10.11

PLEDGE AGREEMENT

dated and effective as of

May 24, 2012,

among

EL PASO BRAZIL, L.L.C.,

As Pledgor

CITIBANK, N.A.,

as Collateral Agent

EL PASO ÓLEO E GÁS DO BRASIL LTDA.

UNOPASO EXPLORAÇÃO E PRODUÇÃO DE PETRÓLEO E GÁS LTDA.,
as intervening parties

TABLE OF CONTENTS

		Page

ARTICLE I.

DEFINITIONS

SECTION 1.01.	Term Loan Agreement	2
SECTION 1.02.	Other Defined Terms	2

ARTICLE II.

PLEDGE OF EQUITY INTERESTS

SECTION 2.01	Pledge	7
SECTION 2.02	Registration of the Pledged Quotas	8
SECTION 2.03	Representations, Warranties and Covenants	8
SECTION 2.04	Registration in Nominee Name; Denominations	9
SECTION 2.05	Voting Rights; Dividends and Interest, etc	10

ARTICLE III.

[RESERVED.]

ARTICLE IV.

REMEDIES

SECTION 4.01	Remedies upon Default	11
SECTION 4.02	Application of Proceeds	12

ARTICLE V.

MISCELLANEOUS

SECTION 5.01	Notices	13
SECTION 5.02.	Security Interest Absolute	14
SECTION 5.03	Limitation by Law	14
SECTION 5.04	Binding Effect; Several Agreement	14
SECTION 5.05	Successors and Assigns	14
SECTION 5.06	Agent’s Fees and Expenses; Indemnification	15
SECTION 5.07	Agent Appointed Attorney-in-Fact	16
SECTION 5.08	GOVERNING LAW	16
SECTION 5.09	Waivers; Amendment	16
SECTION 5.10	Severability	16
SECTION 5.11	Headings	17

i

SECTION 5.12.	Termination or Release	17
SECTION 5.13.	Subject to Senior Lien Intercreditor Agreement and Pari Passu Intercreditor Agreement	18
SECTION 5.14.	Other Second-Priority Lien Obligations	18
SECTION 5.15.	Specific Performance	18
SECTION 5.16.	Jurisdiction; Consent to Service of Process	19

ARTICLE VI.

BRAZIL’S NATIONAL PETROLEUM AGENCY’S (AGÊNCIA NACIONAL DO PETRÓLEO, GÁS NATURAL E BIOCOMBUSTÍVEIS) REQUIREMENTS

SECTION 6.01.	Transfer of Oil and Gas Concession Rights	19
SECTION 6.02.	Pledgor’s Voting Rights	19

Schedules

Schedule I	Obligations

Schedule II	Pledged Quotas

ii

This PLEDGE AGREEMENT dated and effective as of May 24, 2012 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is among EL PASO BRAZIL, L.L.C., a Delaware limited liability company (the “Pledgor”), CITIBANK, N.A., as Collateral Agent (in such capacity, the “Agent” or the “Collateral Agent”) for the Secured Parties (as defined in Section 1.02 below), EL PASO ÓLEO E GÁS DO BRASIL LTDA. (“EP Brazil”) and UNOPASO EXPLORAÇÃO E PRODUÇÃO DE PETRÓLEO E GÁS LTDA. (“UNOPASO” and, together with EP Brazil, the “Companies”), as intervening parties.

WHEREAS, (1) pursuant to the Indenture, dated as of April 24, 2012 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Indenture”) among EP ENERGY LLC (f/k/a Everest Acquisition LLC), a Delaware limited liability company (the “Borrower”) and Everest Acquisition Finance Inc., as co-issuer (together with the Borrower, the “Co-Issuers”), each Subsidiary of the Borrower from time to time party thereto, and Wilmington Trust, National Association, as trustee (the “Trustee”), the Co-Issuers have issued 6.875% Senior Secured Notes due 2019 (together with any and all exchange notes and/or additional notes issued pursuant to the Indenture, collectively the “Notes”) and (2) pursuant to the Term Loan Agreement, dated as of April 24, 2012 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Term Loan Agreement”), among the Borrower, the lenders and agents party thereto from time to time and Citibank, N.A., as administrative agent and collateral agent (in such capacity, the “Term Loan Agent”), the Borrower is incurring Loans (as defined therein, the “Term Loans”);

WHEREAS, the Notes, the Term Loans and any Other Second-Priority Lien Obligations are and will be secured on a first-priority, pari passu basis by the Collateral and, on the date hereof, the Agent, the Term Loan Agent and the Trustee are entering into the Pari Passu Intercreditor Agreement (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Pari Passu Intercreditor Agreement”), which sets forth the rights and remedies of the Secured Parties in the Collateral as amongst each other;

WHEREAS, (1) pursuant to the Credit Agreement, dated as of May 24, 2012 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among EPE Holdings LLC (“Holdings”), the Borrower, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the lenders from time to time parties thereto, the Borrower will from time to time incur loans and letter of credit obligations and (2) pursuant to the Pledge Agreement, dated as of May 24, 2012, among the Pledgor and JPMorgan Chase Bank, N.A., the Pledgor has granted to JPMorgan Chase Bank, N.A., as the RBL Facility Agent (as defined below), a second-priority lien and security interest in the Collateral to secure their obligations under the Credit Agreement and related documents;

WHEREAS, pursuant to the Senior Lien Intercreditor Agreement dated as of May 24, 2012 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Senior Lien Intercreditor Agreement”), among JPMorgan Chase Bank, N.A., as the RBL Facility Agent and the Applicable First Lien Agent, Citibank, N.A., as the Term Facility Agent, the Senior Secured Notes Collateral Agent and the Applicable Second Lien Agent (as each such terms are defined in the Senior Lien Intercreditor Agreement), Wilmington Trust, National Association, as Trustee under the Indenture, the Borrower, the Subsidiaries of the

Borrower named therein and the other parties thereto, the liens upon and security interest in the Collateral granted by this Agreement are and shall be prior in all respects to the liens upon and security interest in the Collateral granted pursuant to, and subject to the terms and conditions of, the Credit Agreement and other First-Priority Lien Obligations Documents;

WHEREAS, the Pledgor is executing and delivering this Agreement pursuant to the terms of the Indenture, the Term Loan Agreement and any applicable Other Second-Priority Lien Obligations Document to induce the Lenders to extend credit and to induce the holders of the Notes to purchase the Notes and the holders of any Other Second-Priority Lien Obligations to make their respective extensions of credit thereunder;

WHEREAS, the Pledgor is the holder of 1,677,018,183 (one billion, six hundred seventy-seven million, eighteen thousand, one hundred and eighty-three) quotas issued by EP Brazil (“Issued EP Brazil Quotas”), which represents 99.99% (nine-nine point ninety-nine percent) of the total quota capital of EP Brazil, and 108,841,986 (one hundred and eight million, eight hundred, forty-one thousand and nine hundred eighty-six) quotas issued by UNOPASO (“Issued UNOPASO Quotas”), which represents 99.99% (ninety-nine point ninety-nine percent) of the total quota capital of UNOPASO;

WHEREAS, the Pledgor, as a Subsidiary of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Indenture, Term Loan Agreement and any Other Second-Priority Lien Obligations Documents and are willing to execute and deliver this Agreement in order to induce the Lenders to extend credit and to induce the holders of the Notes to purchase the Notes and the holders of any Other Second-Priority Lien Obligations to make their respective extensions of credit thereunder.

Accordingly, the parties hereto agree as follows:

ARTICLE I.

Definitions

SECTION 1.01.                              Term Loan Agreement.

(a)                                 Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Term Loan Agreement.

(b)                                 The rules of construction specified in Section 1.02 of the Term Loan Agreement also apply to this Agreement.

SECTION 1.02.                              Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Additionally Issued Quotas” has the meaning assigned to such term in Section 2.02(c).

“Agent” or “Collateral Agent” means the party named as such in this Agreement until a successor replaces it in accordance with the Pari Passu Intercreditor Agreement and, thereafter, means such successor.

“Authorized Representative” has the meaning assigned to such term in the Pari Passu Intercreditor Agreement.

“Agreement” has the meaning assigned to such term in the recitals hereto.

“Borrower” has the meaning assigned to such term in the recitals of this Agreement.

“Brazilian Civil Code” means Brazilian Federal Law number 10.406 of 10/01/2002.

“Brazilian Requirements of Law” means, as to any Person, any law, treaty, rule, regulation, statute, order, ordinance, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Brazilian Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Collateral” means the Pledged Quotas.

“Collateral Agreement” means the Collateral Agreement, dated May 24, 2012, by and among the Borrower, each Subsidiary of the Borrower identified therein and the Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Credit Agreement” has the meaning assigned to such term in the recitals of this Agreement.

“Credit Documents” means the Term Loan Documents, the Indenture Documents and the Other Second-Priority Lien Obligations Documents

“Default” means a “Default” under and as defined in the Term Loan Agreement, the Indenture or any other Credit Document.

“Event of Default” means an “Event of Default” under and as defined in the Term Loan Agreement, the Indenture or any other Credit Document.

“First-Priority Lien Obligations Documents” has the meaning assigned to such term in the Senior Lien Intercreditor Agreement.

“Holdings” has the meaning assigned to such term in the recitals hereto.

“Indemnitee” has the meaning assigned to such term in Section 5.06.

“Indenture” has the meaning assigned to such term in the recitals of this Agreement.

“Indenture Documents” means (a) the Indenture, the Notes, the Security Documents and this Agreement and (b) any other related documents or instruments executed and delivered pursuant to the Indenture or any Security Document, in each case, as such agreements, documents or instruments may be amended, restated, supplemented or otherwise modified from time to time.

“Indenture Obligations” means (a) the due and punctual payment by the Borrower of (i) the unpaid principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations of the Borrower to any of the Secured Parties under the Indenture and each of the other Indenture Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to the Indenture and each of the other Indenture Documents and (c) the due and punctual payment and performance of all the obligations of the Pledgor under or pursuant to this Agreement and each of the other Indenture Documents; provided that Indenture Obligations shall not include fees or indemnifications in favor of third parties other than the Trustee and the holders of the Notes.

“Issued EP Brazil Quotas” has the meaning assigned to such term in the recitals hereto.

“Issued UNOPASO Quotas” has the meaning assigned to such term in the recitals hereto.

“Notes” has the meaning assigned to such term in the recitals of this Agreement.

“Obligations” means (a) the Indenture Obligations, (b) the Term Loan Obligations and (c) if any Other Second-Priority Lien Obligations are incurred, (1) the due and punctual payment by the Borrower of (i) the unpaid principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) owing to any holder of Other Second-Priority Lien Obligations under any Other Second Priority Lien Obligations Documents, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations of the Borrower to any holder of Other Second-Priority Lien Obligations under the Other Second Priority Lien Obligations Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (2) the due and punctual performance of all other obligations of the Borrower under or pursuant to the Other Second Priority Lien Obligations Documents and (3) the due and punctual payment and performance of all the obligations of the Pledgor under or pursuant to this Agreement and the Other Second Priority Lien Obligations Documents.

“Other Second-Priority Lien Obligations” means other Indebtedness of the Borrower and its Restricted Subsidiaries that is equally and ratably secured with the Term Loans and Notes as permitted by the Indenture Documents, the Term Loan Documents and any Other Second Priority Lien Obligations Documents in effect at the time such Indebtedness is incurred and is designated by the Borrower as an Other Second-Priority Lien Obligation in accordance with Section 5.14 hereof and the Pari Passu Intercreditor Agreement.

“Other Second-Priority Lien Obligations Documents” means any document or instrument executed and delivered with respect to any Other Second-Priority Lien Obligations, including the Security Documents and this Agreement, in each case, as such agreements, documents or instruments may be amended, restated, supplemented or otherwise modified from time to time.

“Other Second-Priority Lien Obligations Secured Party Joinder Agreement” means a Joinder Agreement (as defined in the Pari Passu Intercreditor Agreement) executed by the Authorized Representative of any holders of Other Second-Priority Lien Obligations pursuant to Section 5.14 and the Pari Passu Intercreditor Agreement.

“Pari Passu Intercreditor Agreement” has the meaning assigned to such term in the recitals of this Agreement.

“Permitted Liens” means Liens that are not prohibited by the Term Loan Agreement, the Indenture or any Other Second-Priority Lien Obligations Document.

“Pledged Quotas” has the meaning assigned to such term in Section 2.01, including the Additionally Issued Quotas.

“Pledgor” has the meaning assigned to such term in the recitals of this Agreement.

“RBL Facility Agent” has the meaning assigned to such term in the Senior Lien Intercreditor Agreement.

“Secured Parties” means (a) the Collateral Agent, (b) each holder of a Note, (c) each Lender, (d) the beneficiaries of each indemnification obligation undertaken by the Pledgor under any Credit Documents, (e) the Trustee, (f) the Term Loan Agent, (g) the holders of any Other Second-Priority Lien Obligations and their Authorized Representative, provided that such Authorized Representative executes an Other Second-Priority Lien Obligations Secured Party Joinder Agreement, and (h) the successors and permitted assigns of each of the foregoing.

“Security Documents” means this Agreement, the Collateral Agreement, any agreement pursuant to which assets are added to the Collateral or otherwise pledged or mortgaged to secure the Obligations and any other instruments or documents entered into and delivered in connection with any of the foregoing, as such agreements, instruments or documents may from time to time be amended, restated, supplemented or otherwise modified from time to time.

“Senior Lien Intercreditor Agreement” has the meaning assigned to such term in the recitals of this Agreement.

“Term Loan” has the meaning assigned to such term in the recitals of this Agreement.

“Term Loan Agent” has the meaning assigned to such term in the recitals of this Agreement.

“Term Loan Agreement” has the meaning assigned to such term in the recitals of this Agreement.

“Term Loan Documents” means (a) the Term Loan Agreement, the Notes (as defined in the Term Loan Agreement), the Security Documents and this Agreement and (b) any other related documents or instruments executed and delivered pursuant to the Term Loan Agreement or any Security Document, in each case, as such agreements, documents or instruments may be amended, restated, supplemented or otherwise modified from time to time.

“Term Loan Obligations” means (a) the due and punctual payment by the Borrower of (i) the unpaid principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Term Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations of the Borrower to any of the Secured Parties under the Term Loan Agreement and each of the other Term Loan Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to the Term Loan Agreement and each of the other Term Loan Documents and (c) the due and punctual payment and performance of all the obligations of the Pledgor under or pursuant to this Agreement and each of the other Term Loan Documents.

“Trustee” has the meaning assigned to such term in the recitals of this Agreement.

“U.S. Pledge Agreement” means the U.S. law pledge agreement entered into by and between the Pledgor and the Agent on this date.

ARTICLE II.

Pledge of Equity Interests

SECTION 2.01.                              Pledge. As security for the payment or performance, as the case may be, in full of the Obligations (detailed on Schedule I, for the purposes of Article 1424 of the Brazilian Civil Code), the Pledgor hereby pledges to the Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in all of the Pledgor’s right, title and interest in, to and under: (a) the Equity Interests in the Companies, including the Issued EP Brazil Quotas and the Issued UNOPASO Quotas and any other Equity Interests in the Companies obtained in the future by the Pledgor together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto; (b) subject to Section 2.05, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of, the securities referred to in clause (a) above; (c) subject to Section 2.05, all rights and privileges of the Pledgor with respect to the securities and other property referred to in clauses (a) and (b) above; and (d) all proceeds of any of the foregoing (the items referred to in clauses (a) through (d) above being collectively referred to as the “Pledged Quotas”).

Notwithstanding the foregoing, in the event that Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act of 1933, as amended (“Rule 3-10” or “Rule 3-16”, as applicable) requires or is amended, modified or interpreted by the Securities Exchange Commission (“SEC”) to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other Governmental Authority) of separate financial statements of any Subsidiary of the Borrower due to the fact that such Subsidiary’s Equity Interests secure Obligations, then the Equity Interests of such Subsidiary will automatically be deemed not to be part of the Collateral securing any of the Obligations (whether or not affected thereby) but only to the extent necessary to not be subject to such requirement and only for so long as required to not be subject to such requirement. In such event, this Agreement may be amended or modified, without the consent of any Secured Party, to the extent necessary to release the Lien in favor of the Agent on the Equity Interests that are so deemed to no longer constitute part of the Collateral for the Obligations. In the event that Rule 3-10 or Rule 3-16 is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Equity Interests to secure the Obligations in excess of the amount then pledged without the filing with the SEC (or any other Governmental Authority) of separate financial statements of such Subsidiary, then the Equity Interests of such Subsidiary will automatically be deemed to be a part of the Collateral for the Obligations (but only to the extent that will not result in such Subsidiary being subject to any such financial statement requirement). In such event, this Agreement may be amended or modified, without the consent of any Secured Party, to the extent necessary to subject to the Lien in favor of the Agent such additional Equity Interests, on the terms contemplated herein.

SECTION 2.02.                              Registration of the Pledged Quotas.

(a)                                 The Pledgor undertakes to register this Agreement with the competent Registry of Deeds and Documents (Registro de Títulos e Documentos) in the City of Rio de Janeiro. Furthermore, the Pledgor shall file an amendment to the articles of association of each Company with the Registry of Companies of the Rio de Janeiro State, duly reflecting the pledge created hereby.

(b)                                 The Pledgor shall, within 60 (sixty) calendar days from the date hereof, provide evidence to the Agent of the registration of this Agreement with the relevant Registry of Deeds and Documents, and of the registration of the relevant amendment to the articles of association of each Company with the Registry of Companies of the State of Rio de Janeiro. The Agent in its reasonable discretion may elect to extend the term provided in this clause.

(c)                                  The Pledgor agrees promptly (and in any event within 45 days after the acquisition (or such longer time as the Agent shall permit in its reasonable discretion) to execute an Amendment to this Agreement in relation to any and all other quotas of the Companies which may be held by the Pledgor in the future (the “Additionally Issued Quotas”), in addition to performing any and all acts necessary to include such Additionally Issued Quotas as Pledged Quotas, subject to the pledge provided for hereunder. In particular, (i) the Amendment shall be submitted for annotation on the margin of the registration of this Agreement with the Registry of Deeds and Documents where it was registered, and (ii) the pledge of such Additionally Issued Quotas shall be duly reflected in the amendment to each applicable Company’s articles of association which provides for the issuing of such Additionally Issued Quotas and their acquisition by the Pledgor, indicating that such Additionally Issued Quotas are subject to the pledge created under this Agreement.

SECTION 2.03.                              Representations, Warranties and Covenants. The Pledgor represents and warrants to, and covenants with, the Agent, for the benefit of the Secured Parties, that:

(a)                                 Schedule II correctly sets forth the percentage of the issued and outstanding quotas of the Companies;

(b)                                 the Pledged Quotas, to the best of the Pledgor’s knowledge, have been duly and validly authorized and issued by the issuers thereof and are fully paid and nonassessable;

(c)                                  except for the security interests granted hereunder, the Pledgor (i) is and, subject to any transfers made in compliance with the Term Loan Agreement and each other Credit Document, will continue to be the direct owner, beneficially and of record, of the Pledged Quotas indicated on Schedule II as owned by the Pledgor, (ii) possesses the same free and clear of all Liens, other than Permitted Liens, (iii) will make no assignment, pledge or transfer of, or create or permit to exist, any security interest in or other Lien on, the Pledged Quotas, other than pursuant to a transaction not prohibited by any Credit Document and other than Permitted Liens, and (iv) subject to the rights of the Pledgor under the Credit Documents to dispose of Pledged

Quotas, will use commercially reasonable efforts to defend its title or interest thereto or therein against any and all Liens (other than Permitted Liens), however arising, of all persons;

(d)                                 other than as set forth in the Term Loan Agreement or the schedules thereto or in the other Credit Documents and except for restrictions and limitations imposed by the Credit Documents or securities laws generally, the Pledged Quotas are and will continue to be freely transferable and assignable, and none of the Pledged Quotas is or will be subject to any option, right of first refusal, shareholders agreement or articles of association provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Quotas hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Agent of rights and remedies hereunder other than under applicable Requirements of Law;

(e)                                  it has all corporate power and authorizations and others, including, from third parties, to execute this Agreement and any amendment hereto, as well as to take all actions and perform all obligations hereunder and thereunder;

(f)                                   this Agreement is, and any amendment thereto on its respective date shall be, valid, binding and enforceable obligations to be performed by Pledgor, and shall thus remain valid, binding and enforceable, according to their terms;

(g)                                  execution of this Agreement or, as applicable, execution of any amendment and compliance with their respective terms and conditions, do not breach and are not contrary to any law, decree, rule, order, decision or resolution of any authority or government entity or to any contractual provision that is binding on Pledgor or that affects any of its assets and rights

(h)                                 other than as set forth in the Term Loan Agreement or the schedules thereto or in the other Credit Documents, no consent or approval of any Governmental Authority (other than Brazil’s National Petroleum Agency’s (Agência Nacional do Petróleo, Gás Natural e Biocombustíveis) authorization for purpose of transfer of oil and gas concession rights, any securities exchange or any other person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(i)                                     by virtue of the execution and registry with the Registries of Deeds and Documents of this Agreement by the Pledgor, and of the filing of the amendments to the Companies’ Articles of Association with the competent Commercial Registry, in accordance with this Agreement, the Agent will obtain, for the benefit of the Secured Parties, a legal, valid and perfected lien upon and security interest in such Pledged Quotas, subject only to Permitted Liens, as security for the payment and performance of the Obligations; and

(j)                                    the pledge effected hereby is effective to vest in the Agent, for the benefit of the Secured Parties, the rights of the Agent in the Pledged Quotas as set forth herein.

SECTION 2.04.                         Registration in Nominee Name; Denominations. If an Event of Default shall have occurred and be continuing, (a) the Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to maintain the Pledged Quotas in its own name as pledgee or the name of its nominee (as pledgee or as sub-agent), or the name of the Pledgor, endorsed or assigned in blank in favor of the Agent, and (b) the Pledgor will promptly give to the Agent copies of any notices or other communications received by it with respect to Pledged Quotas registered in the name of the Pledgor.

SECTION 2.05.                         Voting Rights; Dividends and Interest, etc.

(a)                                 Unless and until an Event of Default shall have occurred and be continuing and the Agent shall have given notice to the Pledgor of the Agent’s intention to exercise its rights hereunder:

(i)                            The Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Quotas or any part thereof for any purpose consistent with the terms of this Agreement, the Term Loan Agreement and the other Credit Documents; provided that such rights and powers shall not be exercised in any manner that could be reasonably likely to materially and adversely affect the rights and remedies of any of the Agent or the other Secured Parties under this Agreement, the Term Loan Agreement or any other Credit Document or the ability of the Secured Parties to exercise the same.

(ii)                         The Pledgor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Quotas to the extent and only to the extent that such dividends, interest, principal and other distributions are not prohibited by, and otherwise paid or distributed in accordance with, the terms and conditions of the Term Loan Agreement, the other Credit Documents, and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Quotas, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Quotas or received in exchange for Pledged Quotas or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Quotas, and, if received by the Pledgor, shall be promptly (and in any event within 45 days following their receipt (or such longer time as the Agent shall permit in its reasonable discretion)) delivered to the Agent, for the benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Agent).

(b)                                 After the occurrence and during the continuance of an Event of Default and upon notice by the Agent to the Pledgor of the Agent’s intention to exercise its rights hereunder, all rights of the Pledgor to dividends, interest, principal or other distributions that the Pledgor is authorized to receive pursuant to paragraph (a)(ii) of this Section 2.05 shall cease, and all such rights shall thereupon become vested, for the benefit of the Secured Parties, in the Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions; provided that the Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgor to receive and retain such amounts. All dividends, interest, principal or other distributions received by the Pledgor contrary to the provisions of this Section 2.05 shall not be commingled by the Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Agent, for the benefit of the Secured

Parties, and shall be forthwith received by the Agent, for the benefit of the Secured Parties, in the same form as so received by the Pledgor (endorsed in a manner reasonably satisfactory to the Agent). Any and all money and other property paid over to or received by the Agent pursuant to the provisions of this paragraph (b) shall be retained by the Agent in an account to be established by the Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived and the Borrower has delivered to the Agent a certificate to that effect, the Agent shall promptly repay to the Pledgor (without interest) all dividends, interest, principal or other distributions that the Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(ii) of this Section 2.05 and that remain in such account.

(c)                                  Upon the occurrence and during the continuance of an Event of Default and after notice by the Agent to the Pledgor of the Agent’s intention to exercise its rights hereunder, subject to applicable Requirements of Law, all rights of the Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.05 shall cease, and to the fullest extent permitted by Brazilian Requirements of Law, the Pledgor shall exercise (or refrain from exercising) all voting, consent and other rights in respect of the Pledged Quotas in accordance with, and shall take no action that is inconsistent with, the written instructions of the Agent, acting for the benefit of the Secured Parties; provided that the Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgor to exercise such rights. After all Events of Default have been cured or waived and the Borrower has delivered to the Agent a certificate to that effect, all rights of the Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.05 shall in each case be reinstated.

(d)                                 Any notice given by the Agent to the Pledgor suspending their rights under paragraph (a) of this Section 2.05 (i) shall be in writing, (ii) may be given to the Pledgor at the same or different times and (iii) may suspend the rights of the Pledgor under paragraph (a)(i) or paragraph (a)(ii) of this Section 2.05 in part without suspending all such rights (as specified by the Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE III.

[Reserved.]

ARTICLE IV.

Remedies

SECTION 4.01.                              Remedies upon Default. Subject to the Pari Passu Intercreditor Agreement and applicable Brazilian Requirements of Law (including the Brazil’s National Petroleum Agency’s (Agência Nacional do Petróleo, Gás Natural e Biocombustíveis) authorization for purpose of transfer of oil and gas concession rights), upon the occurrence and during the continuance of an Event of Default, the Pledgor agrees to deliver each item of Collateral to the Agent on demand and it is agreed that the Agent shall have the right generally to exercise any and all rights afforded to a secured party under the applicable Brazilian Requirements of Law. Without limiting the generality of the foregoing, the Pledgor agrees that the Agent shall have the right, subject to the requirements of applicable law and subject to the terms and conditions of the Pari Passu Intercreditor Agreement, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale, for cash, upon credit or for future disposal as the Agent shall deem appropriate. The Agent shall be authorized in connection with any sale of a security (if it deems it advisable to do so) pursuant to the foregoing to restrict the prospective bidders or purchasers to persons who represent and agree that they are purchasing such security for their own account, for investment, and not with a view to the distribution or sale thereof . Upon consummation of any such sale of Collateral pursuant to this Section 4.01, the Agent shall have the right to assign and transfer to the purchaser or purchasers thereof the Collateral so sold. The property sold shall be done so absolutely, free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that the Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Agent shall give the Pledgor 10 days’ written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Agent’s intention to make any sale of Collateral. At any such sale, the Collateral, or the portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Agent may (in its sole and absolute discretion) determine. The Agent may, without notice or publication, adjourn any private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 4.01, any Secured Party may bid for or purchase for cash, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the partof the Pledgor (all such rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and such Secured Party may, upon compliance with the terms of sale, possess, retain and dispose of such property without further accountability to the Pledgor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof ; the Agent shall be free to carry out such sale pursuant to such agreement and the Pledgor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. To the extent provided in this Section 4.01, any sale that complies with such provisions shall be deemed to conform to the commercially reasonable standards as provided by the Brazilian Civil Code.

SECTION 4.02.                         Application of Proceeds. Subject to the terms of the Pari Passu Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, the Agent shall promptly apply the proceeds, moneys or balances of any collection or sale of Collateral, as well as any Collateral consisting of cash in accordance with Section 2.01 of the Pari Passu Intercreditor Agreement:

The Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon the request of the Agent prior to any distribution under this Section 4.02, each Authorized Representative shall provide to the Agent certificates, in form and substance reasonably satisfactory to the Agent, setting forth the respective amounts referred to in this Section 4.02, that each applicable Secured Party or their Authorized Representative believes it is entitled to receive, and the Agent shall be fully entitled to rely on such certificates. Upon any sale of Collateral by the Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Agent or such officer or be answerable in any way for the misapplication thereof.

ARTICLE V.

Miscellaneous

SECTION 5.01.                         Notices. The notices to be sent by any of the parties hereto shall be deemed delivered when sent by public notary or judicial means, or when received against return receipt or notice by Empresa Brasileira de Correio e Telégrafos or else transmitted by telegram to the address below. Notices sent by fax or electronic mail shall be deemed received on the date of actual sending, provided that receipt thereof is confirmed by answerback (i.e., receipt issued by the sender’s machine). The respective originals shall be sent to the address below within two (2) business days from transmission of the message by fax or electronic mail, under penalty of voidability thereof.

For Pledgor:

El Paso Brazil, L.L.C.

1001 Louisiana St.

Houston, TX 77002

Attention: General Counsel

For Intervening Parties:

El Paso Óleo e Gás do Brasil Ltda.

Av. das Américas, 3434, Bloco 7, 3º andar

Centro Empresarial Mário Henrique Simonsen

Barra da Tijuca - Rio de Janeiro — RJ — Brazil

22.640-102

Attention: André Freitas dos Santos

e-mail: andre.freitas@elpaso.com

For Agent:

Citibank, N.A.

Citi Global Loan Operations

1615 Brett Road, Bldg. 3

New Castle, Delaware 19720

Attention: Dan Boselli

The parties hereto clarify that, during foreclosure of the guarantee hereunder, all notices referring to this Agreement and its provisions shall be sent as provided for above. Any notices to be sent by the parties hereto prior to any foreclosure of the guarantee hereunder shall follow the procedures set out in Section 9.02 of the Term Loan Agreement (whether or not then in effect).

SECTION 5.02.                         Security Interest Absolute. All rights of the Agent hereunder, the security interest in the Pledged Quotas and all obligations of the Pledgor hereunder shall be absolute and unconditional irrespective of (a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Term Loan Agreement, any other Credit Document, or any other agreement or instrument, (b) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (c) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Obligations or this Agreement (other than a defense of payment or performance).

SECTION 5.03.                         Limitation by Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable Requirements of Law, and all the provisions of this Agreement are intended to be subject to all applicable Requirements of Law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law or regulation.

SECTION 5.04.                         Binding Effect; Several Agreement. This Agreement shall become effective as to any party to this Agreement when a counterpart hereof executed on behalf of such party shall have been delivered to the Agent and a counterpart hereof shall have been executed on behalf of the Agent, and thereafter shall be binding upon such party and the Agent and their respective permitted successors and assigns, and shall inure to the benefit of such party, the Agent and the other Secured Parties and their respective permitted successors and assigns, except that no party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as not prohibited by this Agreement, the Term Loan Agreement or any other Credit Document. This Agreement shall be construed as a separate agreement with respect to each party and may be amended, modified, supplemented, waived or released in accordance with Section 5.09.

SECTION 5.05.                         Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Pledgor or the Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns. The Agent hereunder shall at all times be the same person that is the “Second Lien Agent” under the Pari Passu Intercreditor Agreement. Written notice of resignation by the “Second Lien Agent” pursuant to the Pari Passu Intercreditor Agreement shall also constitute notice of resignation as the Agent under this Agreement. Upon the acceptance of any appointment as the “Second Lien Agent” under the Pari Passu Intercreditor Agreement by a successor “Second Lien Agent”, that successor “Second Lien Agent” shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent pursuant hereto.

SECTION 5.06.                         Agent’s Fees and Expenses; Indemnification.

(a)                                 The parties hereto agree that the Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 9.05 of the Term Loan Agreement, and any equivalent provision of any other Credit Document and the Pari Passu Intercreditor Agreement.

(b)                                 Without limitation of its indemnification obligations under the other Credit Documents, the Pledgor agrees to indemnify the Agent, the Term Loan Agent, the Trustee and each Affiliate of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements (limited to not more than one counsel, plus, if necessary, one local counsel per jurisdiction) (except the allocated costs of in-house counsels), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, (i) the execution or delivery of this Agreement or any other Credit Document or any agreement or instrument contemplated hereby or thereby the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the transactions contemplated hereby (including in connection with the appointment of any successor Agent in accordance with the applicable Credit Documents and in connection with any filings, registrations or any other actions to be taken to reflect the security interest of such successor Agent), (ii) the use of proceeds of the Term Loans, the Notes or any Other Second-Priority Lien Obligations or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, or to the Collateral, whether or not any Indemnitee is a party thereto and regardless of whether such matter is initiated by a third party or the Pledgor; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence, bad faith or willful misconduct of the party to be indemnified or any of its Related Parties as determined by a final non-appealable judgment of a court of competent jurisdiction.

(c)                                  Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 5.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Credit Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Credit Document, or any investigation made by or on behalf of the Agent or any other Secured Party. All amounts due under this Section 5.06 shall be payable within fifteen days of written demand therefor.

SECTION 5.07.                         Agent Appointed Attorney-in-Fact. Subject to the terms of the Pari Passu Intercreditor Agreement, the Pledgor hereby appoints, which appointment is irrevocable and coupled with an interest, the Agent as the Pledgor’s attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, to take any action and to execute any instrument, in each case after the occurrence and during the continuance of an Event of Default and with notice to the Pledgor, that the Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including to receive, indorse and collect all instruments made payable to the Pledgor representing any dividend or distribution payment in respect of the Collateral or any part thereof and to give full discharge for the same.

SECTION 5.08.                         GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE FEDERAL REPUBLIC OF BRAZIL.

SECTION 5.09.                         Waivers; Amendment.

(a)                                 No failure or delay by the Agent, any Lender or any other Secured Party in exercising any right, power or remedy hereunder or under any other Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of the Agent, the Lenders or any other Secured Party hereunder and under the other Credit Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Credit Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.09, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances.

(b)                                 Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Parties, subject to any consent required in accordance with Section 9.01 of the Term Loan Agreement, Article IX of the Indenture and any equivalent provision in each other applicable Credit Document and except as otherwise provided in the Pari Passu Intercreditor Agreement. The Agent may conclusively rely on a certificate of an officer of the Borrower as to whether any amendment contemplated by this Section 5.09(b) is permitted.

(c)                                  For the purpose of section 5.09 (b) above, the parties hereto agree that the Agent will follow the procedure as provided for in the U.S. Pledge Agreement.

SECTION 5.10.                         Severability. In the event any one or more of the provisions contained in this Agreement or in any other Credit Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid,  illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.11.                         Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.12.                         Termination or Release.

(a)                                 This Agreement, the pledges made herein and all other security interests granted hereby, and all other Security Documents securing the Obligations, shall automatically terminate and/or be released all without delivery of any instrument or performance of any at by any party, and all rights to the Collateral shall revert to the Pledgor, as of the date when all the Obligations (other than contingent or unliquidated obligations or liabilities not then due) have been paid in full in cash or immediately available funds.

(b)                                 The Pledgor shall automatically be released from its obligations hereunder and the security interests in the Collateral of the Pledgor shall be automatically released upon the consummation of any transaction not prohibited by any Credit Document as a result of which the Pledgor ceases to be a Restricted Subsidiary or the Pledgor is released from its Subsidiary Guarantee and from its Subsidiary guarantees of all Credit Documents or otherwise ceases to be a Subsidiary Guarantor, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Pledgor.

(c)                                  (i) Upon any sale or other transfer by the Pledgor of any Collateral that is not prohibited by any Credit Document to any person that is not a Grantor under the Collateral Agreement (including in connection with a Casualty Event), or (ii) upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.01 of the Term Loan Agreement and any equivalent provision of each applicable other Credit Document, the security interest in such Collateral shall be automatically released, all without delivery of any instrument or performance of any act by any party.

(d)                                 The security interest securing Term Loan Obligations will be released as provided in Section 9.19 of the Term Loan Agreement, the security interest securing Indenture Obligations will be released as provided in Section 11.04 of the Indenture, and the security interest securing any Other Second-Priority Lien Obligations will be released as provided in the applicable Other Second-Priority Lien Documents.

(e)                                  In connection with any termination or release pursuant to paragraph (a), (b), (c) or (d) of this Section 5.12, the Agent shall execute and deliver to the Pledgor, at the Pledgor’s expense, all documents that the Pledgor shall reasonably request to evidence such termination or release, and will duly assign and transfer to the Pledgor, such of the Pledged Quotas that may be in the possession of the Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement. Any execution and delivery of documents pursuant to this Section 5.12 shall be without recourse to or warranty by the Agent. In connection with any release pursuant to paragraph (a), (b), (c) or (d) of this Section 5.12, the Pledgor shall be permitted to take any action in connection therewith consistent with such release. Upon the receipt of any necessary or proper instruments of termination, satisfaction or release prepared by the Borrower, the Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Agreement or the Security Documents.

SECTION 5.13.                         Subject to Senior Lien Intercreditor Agreement and Pari Passu Intercreditor Agreement. Notwithstanding anything herein to the contrary, (i)the liens and security interests granted to the Agent pursuant to this Agreement are expressly subject to the Senior Lien Intercreditor Agreement and the Pari Passu Intercreditor Agreement and (ii) the exercise of any right or remedy by the Agent hereunder is subject to the limitations and provisions of the Senior Lien Intercreditor Agreement and the Pari Passu Intercreditor Agreement. In the event of any conflict between the terms of the Senior Lien Intercreditor Agreement or the Pari Passu Intercreditor Agreement, as applicable, and the terms of this Agreement, the terms of the Senior Lien Intercreditor Agreement or the Pari Passu Intercreditor Agreement, as applicable, shall govern.

SECTION 5.14.                         Other Second-Priority Lien Obligations. On or after the date hereof and so long as such obligations are not prohibited by any Credit Document then in effect, the Borrower may from time to time designate obligations in respect of Indebtedness to be secured on a pari passu basis with the Obligations as Other Second-Priority Lien Obligations hereunder and under the other Security Documents by delivering to the Agent and each Authorized Representative (a) a certificate signed by an Authorized Officer of the Borrower (i) identifying the obligations so designated and the initial aggregate principal amount or face amount thereof, (ii) stating that such obligations are designated as Other Second-Priority Lien Obligations for purposes hereof and of the other Security Documents, (iii) representing that such designation of such obligations as Other Second-Priority Lien Obligations complies with the terms of the Term Loan Agreement, the Indenture and any other Credit Document then in effect, (iv) specifying the name and address of the Authorized Representative for such obligations and (v) identifying the documents to be designated as the related Other Second-Priority Lien Obligations Documents and Other Second Lien Agreements (as defined in the Pari Passu Intercreditor Agreement) and (b) a fully executed Other Second-Priority Lien Obligations Secured Party Joinder Agreement. The Agent and each Authorized Representative agree that upon the satisfaction of all conditions set forth in the preceding sentence, the Agent shall act as agent under and subject to the terms of the Security Documents for the benefit of all Secured Parties, including without limitation, any Secured Parties that hold any such Other Second-Priority Lien Obligations, and the Agent and each Authorized Representative agree to the appointment, and acceptance of the appointment, of the Agent as agent for the holders of such Other Second-Priority Lien Obligations as set forth in each Other Second-Priority Lien Obligations Secured Party Joinder Agreement and agree, on behalf of itself and each Secured Party it represents, to be bound by this Agreement, the other Security Documents, the Senior Lien Intercreditor Agreement and the Pari Passu Intercreditor Agreement.

SECTION 5.15.                         Specific Performance. This Agreement is and extrajudicial enforcement instrument (título executivo extrajudicial) and, for the purposes of this Agreement and of each addendum hereto, the Agent, representing the Secured Parties, may pursue specific performance of the obligations of Pledgor according to the Brazilian Civil Procedure Code.

SECTION 5.16.                         Jurisdiction; Consent to Service of Process. Any disputes arising out of this Agreement will be settled by the courts of the City of Rio de Janeiro, Rio de Janeiro State, to the exclusion of any other, however privileged it may be.

ARTICLE VI.

Brazil’s National Petroleum Agency’s (Agência Nacional do Petróleo, Gás Natural e
Biocombustíveis) Requirements

SECTION 6.01.                         Transfer of Oil and Gas Concession Rights. For avoidance of doubt, notwithstanding anything to the contrary herein, any transfer of oil and gas concession rights (including the enforcement of the Pledge) shall be subject to Brazil’s National Petroleum Agency’s (Agência Nacional do Petróleo, Gás Natural e Biocombustíveis) approval.

SECTION 6.02.                         Pledgor’s Voting Rights. For avoidance of doubt, notwithstanding anything to the contrary herein, this Agreement does not limit, in any way, the Pledgor’s voting rights before the occurrence of an Event of Default. After the occurrence and during the continuance of an Event of Default, Pledgor’s voting rights shall be limited in order to preserve the guarantee created in accordance with this Agreement and the market value of the Pledged Quotas.

[Signature Pages Follow]

[Signature page 1/4 of the Pledge Agreement entered into among El Paso Brazil, L.L.C., Citibank, N.A., and, as intervening parties, El Paso Óleo e Gás do Brasil Ltda. and Unopaso Exploração e Produção de Petróleo e Gás Ltda.]

EL PASO BRAZIL, L.L.C.

By:	/s/ Mauro Marcus de Mello Martins
Name: Mauro Marcus de Mello Martins
Title: Attorney-in-Fact

EL PASO BRAZIL, L.L.C.

By:	/s/ Rodrigo Magalhães Fortes
Name: Rodrigo Magalhães Fortes
Title: Attorney-in-Fact

WITNESSES

1.	/s/ Marcia Tortora	2.	/s/ Monica de Souza Lima
Name: Marcia Tortora		Name: Monica de Souza Lima
ID Number: 07036347-8		ID Number:	RG: 020160916-1
			CPF: 095.865.657-69

Signature Page – Brazilian Pledge Agreement (First Lien)

[Signature page 2/4 of the Pledge Agreement entered into among El Paso Brazil, L.L.C., Citibank, N.A., and as intervening parties, El Paso Óleo e Gás do Brasil Ltda. and Unopaso Exploração e Produção de Petróleo e Gás Ltda.]

CITIBANK, N.A., as Collateral Agent

By:	/s/ Mohammed Baabde
	Name:	Mohammed Baabde
	Title:	Vice President

Signed, sealed and delivered in presence of:

/s/ Andrew Flowers

Print Name of Witness: Andrew Flowers

/s/ Bradley Allworth

Print Name of Witness:	Bradley Allworth

STATE OF New York	)
)ss.
COUNTY OF New York	)

The foregoing instrument was acknowledged before me, a Notary Public, this 23 day of May, 2012, by Mohammed Baabde, the Vice President of CITIBANK, N.A., a national banking corporation, who was personally known to me, or who produced the following identification: drivers license.

{Seal}

/s/ Janet M. Shea
Notary Public
Print Name: Janet Shea
My commission expires:	June 9, 2012

JANET M. SHEA
NOTARY PUBLIC, State of New York
No. 01SH6188422
Qualified in New York County
Term Expires June 9, 2012

Signature Page – Brazilian Pledge Agreement (First Lien)

[Signature page 3/4 of the Pledge Agreement entered into among El Paso Brazil, L.L.C., Citibank, N.A., and, as intervening parties, El Paso Óleo e Gás do Brasil Ltda. and Unopaso Exploração e Produção de Petróleo e Gás Ltda.]

EL PASO ÓLEO E GÁS DO BRASIL LTDA., as intervening party

By:	/s/ André Freitas dos Santos
Name: André Freitas dos Santos
Title: Chief Executive Officer

By:	/s/ Paulo Celso Lopes da Silva
Name: Paulo Celso Lopes da Silva
Title: Chief Administrative Officer

WITNESSES

1.	/s/ Marcia Tortora	2.	/s/ Monica de Souza Lima
Name: Marcia Tortora		Name: Monica de Souza Lima
ID Number: 07036347-8		ID Number:	RG: 020160916-1
			CPF: 095.865.657-69

Signature Page – Brazilian Pledge Agreement (First Lien)

[Signature page 4/4 of the Pledge Agreement entered into among El Paso Brazil, L.L. C., Citibank, N.A., and, as intervening parties, El Paso Óleo e Gás do Brasil Ltda. and Unopaso Exploração e Produção de Petróleo e Gás Ltda.]

UNOPASO EXPLORAÇÃO E PRODUÇÃO DE PETRÓLEO E GÁS LTDA., as intervening party

By:	/s/ André Freitas dos Santos
Name: André Freitas dos Santos
Title: Chief Executive Officer

By:	/s/ Paulo Celso Lopes da Silva
Name: Paulo Celso Lopes da Silva
Title: Chief Administrative Officer

WITNESSES

1.	/s/ Marcia Tortora	2.	/s/ Monica de Souza Lima
Name: Marcia Tortora		Name: Monica de Souza Lima
ID Number: 07036347-8		ID Number:	RG: 020160916-1
			CPF: 095.865.657-69

Signature Page – Brazilian Pledge Agreement (First Lien)

Schedule I

to the Pledge Agreement

Summary of the Terms and Conditions of the Obligation

1) Indenture

Indenture dated, as of April 24, 2012 (the “Issuing Date”), among EP ENERGY LLC (f/k/a Everest Acquisition LLC), Everest Acquisition Finance Inc., as co-issuer, each Subsidiary Guarantor from time to time party thereto, and Wilmington Trust, National Association, as trustee. All capitalized terms used but not defined in this Section 1 of this Schedule I shall have the meanings assigned thereto in the Indenture.

(a) Principal Amount outstanding on the Issuing Date: $750,000,000.

(b) Interest Rate per annum: 6.875%.

(c) Stated Maturity: May 1, 2019.

2) Term Loan Agreement

Term Loan Agreement dated, as of April 24, 2012, among EP ENERGY LLC (f/k/a Everest Acquisition LLC), the lenders party thereto from time to time and Citibank, N.A., as administrative agent and collateral agent (the “Term Loan Agreement”). All capitalized terms used but not defined in this Section 2 of this Schedule I shall have the meanings assigned thereto in the Term Loan Agreement.

(a) Principal Amount outstanding on the Closing Date (May 24, 2012): $750,000,000.

(b) Interest Rate: The Borrower, at its option, can borrow either ABR Loans or LIBOR Loans. ABR Loans shall bear interest at (i) a base rate determined by reference to the highest of (1) the Federal Funds Rate plus 50 basis points, (2) the prime commercial lending rate of Citibank, N.A. and (3) the one-month LIBOR (adjusted for any statutory reserves) plus 100 basis points; plus (ii) 4.25%. LIBOR Loans shall bear interest at the LIBOR (adjusted for any statutory reserves) plus 5.25%. For LIBOR Loans, there is a “Libor floor” of 1.25% per annum.

(c) Default Rate: In the case of either (i) overdue principal or (ii) overdue interest, the Borrower is required to pay a default rate that equals 2% plus the interest rate that is otherwise applicable.

(d) Maturity Date: the sixth anniversary of the Acquisition Date (May 24, 2012), which may be extended at the Borrower’s request and subject to the terms and conditions set forth in the Term Loan Agreement.

Schedule II

to the Pledge Agreement

Pledged Quotas

(i)  Issued EP Brazil Quotas:

Pledgor – EL PASO BRAZIL, L.L.C.

Number of Quotas – 1,677,018,183

Par Value – R$ 1.00

Total Par Value - R$ 1,677,018,183.04

(ii)  Issued UNOPASO Quotas:

Pledgor – EL PASO BRAZIL, L.L.C.

Number of Quotas – 108,841,986

Par Value – R$ 1.00

Total Par Value - R$ 108,841,986.40